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                         METROPOLITAN SERIES FUND, INC.

                            ARTICLES OF AMENDMENT FOR
                            CHANGE IN PORTFOLIO NAME

     Metropolitan Series Fund, Inc., a Maryland corporation, having its principal office in the State of Maryland c/o United Corporate Services, Inc., 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201 (hereinafter "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended effective May 1, 2004 by changing the designation of certain classes of stock, identified therein, as follows:

     Original Designation                            New Designation
     --------------------                            ---------------

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Alger Equity Growth Portfolio                 State Street Research Large Cap
                                                     Growth Portfolio
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FI Structured Equity Portfolio                  FI Value Leaders Portfolio
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   Janus Mid Cap Portfolio                  FI Mid Cap Opportunities Portfolio
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     SECOND: The Amendment to the Articles of Incorporation of the Corporation
as hereinabove set forth was approved by a majority of the entire Board of Directors of the Corporation, and is limited to a change expressly permitted by
Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the Corporation's Shareholders.

     THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to

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the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Secretary on April 22, 2004.

ATTEST:                                   METROPOLITAN SERIES FUND, INC.


/s/ Thomas M. Lenz                        By:  /s/ Hugh C. McHaffie
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Thomas M. Lenz                                 Hugh C. McHaffie
Secretary                                      President